INVESTMENT SUBADVISORY AGREEMENT

AGREEMENT made this 29th day of November, 2012, by and between AQR Capital Management, LLC, a Delaware limited liability company (the “Subadviser”), and Aspiriant, LLC, a Delaware limited liability company (the “Adviser”).

WHEREAS, the Adviser serves as investment manager of Aspiriant Global Equity Trust (the “Trust”), a Delaware statutory trust which has filed a registration statement (the “Registration Statement”) under the Investment Company Act of 1940, as amended (the “1940 Act”) and the Securities Act of 1933, as amended (the “1933 Act”) pursuant to a management agreement dated October 29, 2012, as amended from time to time (the “Management Agreement”); and

WHEREAS, the Subadviser is registered under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and the Adviser wishes to retain the Subadviser to render investment advisory services for all or a portion of the assets of each series of the Trust set forth in Exhibit A, as may be amended from time to time (each, a “Fund” and together, the “Funds”), and the Subadviser is willing to furnish such services to the Funds.

NOW, THEREFORE, in consideration of the terms and conditions hereinafter set forth, it is agreed as follows:

1.  Employment of the Subadviser.  The Adviser hereby employs the Subadviser to manage the investment and reinvestment of such portion of the assets of a Fund allocated to Subadviser under the terms of this Agreement (each, a “Portfolio”), subject to the control and direction of the Trust’s Board of Trustees, for the period and on the terms hereinafter set forth.  The Subadviser hereby accepts such employment and agrees during such period to render the services and to assume the obligations herein set forth for the compensation herein provided.  The Subadviser shall for all purposes herein be deemed to be an independent contractor and shall, except as expressly provided or authorized (whether herein or otherwise), have no authority to act for or represent the Adviser, the Portfolio, the Fund or the Trust in any way.

Subject to supervision and oversight of the Adviser and the Trust’s Board of Trustees, the Subadviser is responsible for and is hereby appointed as each Fund’s agent and attorney-in-fact with the authority to act in regard to making decisions to buy, sell and hold securities and other instruments for each Portfolio, broker-dealer or counterparty selection, and negotiation of brokerage commission rates.  The Subadviser shall have the express authority to (i) place orders for the execution of such securities transactions, including any derivative transactions, with or through such brokers, dealers, foreign currency dealers, futures commission merchants (“FCM”) or issuers (each, a “Broker”) as the Subadviser may reasonably select; (ii) negotiate, execute and enter into brokerage contracts and other trading agreements, including but not limited to, futures account agreements, ISDA Master Agreements and other trading documents related thereto, on behalf of each Portfolio, and (iii) open, continue and terminate brokerage accounts of all types and other brokerage arrangements with respect to all transactions entered into by Subadviser on behalf of a Portfolio. Under most such agreements, a Broker is generally granted a lien on, and a right to set off against, any of the Portfolio’s assets held in other accounts of the Portfolio that the Portfolio maintains by such Broker, if any, in order to satisfy any indebtedness arising out of the trading activity, and the Broker has the right to liquidate the Portfolio’s account in the event of a default.  Each Fund understands it will be bound by the terms of the agreements executed by the Subadviser on the Portfolio’s behalf to the same extent as if the Fund had executed such agreement directly on behalf of the Portfolio, and the Fund will remain liable for any amounts owed to Broker including any debit balances, losses or other amounts due as a result of the Subadviser's trading on the Portfolio’s behalf, including commissions.  In order to meet margin or collateral requirements for futures, forwards and other derivative instruments, the Subadviser is authorized to direct payments of cash, cash equivalents, and securities and other property into segregated accounts or FCM accounts established hereunder as the Subadviser deems desirable or appropriate, provided that Subadviser’s actions are in accordance with the terms of this Agreement, the 1940 Act and the rules and regulations thereunder, and Brokers and counterparties are authorized to act upon such instructions from the Subadviser. Notwithstanding anything to the contrary in this Agreement, and subject to the Trust’s Charter Documents (as defined below), except as otherwise specified by notice from the Trust or the Adviser to the Subadviser, the Subadviser may place orders for the execution of transactions hereunder with or through any broker, dealer, futures commission merchant, bank or any other agent or counterparty that the Subadviser may select in its own discretion.  Brokers and counterparties may rely on instructions from Subadviser until they have received written notice of the Fund’s revocation, provided, however, that such revocation shall not be effective with respect to open positions or outstanding orders submitted by Subadviser but not yet executed.

The Adviser shall cooperate with the Subadviser in setting up and maintaining brokerage accounts, futures accounts, and other accounts the Subadviser deems advisable to allow for the purchase or sale of various forms of securities and other financial instruments pursuant to this Agreement, including providing any additional documentation or tax forms requested by a Broker or counterparty.

2.  Delivery of Documentation  Adviser has or will furnish to Subadviser with copies properly certified or authenticated of each of the following prior to the commencement of the Subadvisers services (collectively, the “Charter Documents”):

a)	the Trust’s Declaration of Trust and all amendments thereto or restatements thereof (such Declaration, as presently in effect and as it shall from time to time be amended or restated, is herein called the “Declaration of Trust”);

b)	the Trust’s By-Laws and amendments thereto;

c)	resolutions of the Board of Trustees authorizing the appointment of Subadviser and approving this Agreement;

d)	the Trust’s Registration Statement on Form N-1A (the “Registration Statement”) under the Securities Act of 1933, as amended (“1933 Act”) and under the 1940 Act as filed with the SEC and all amendments thereto insofar as such Registration Statement and such amendments relate to the Funds; and

e)	the Trust’s most recent prospectus and Statement of Additional Information for the Funds (collectively called the “Prospectus”).

The Adviser agrees, on an ongoing basis, to notify the Subadviser in writing of each change in the fundamental and non-fundamental investment policies and restrictions of a Portfolio before they become effective and to provide to the Subadviser as promptly as practicable copies of all amendments and supplements to the Registration Statement or Prospectus within a reasonable amount of time prior to the filing of such documentation with the Securities and Exchange Commission (“SEC”) and any amendments to the Charter Documents.  The Adviser will promptly provide the Subadviser with any policies and procedures applicable to the Subadviser adopted from time to time by the Trust’s Board of Trustees (the “Policies and Procedures”) and agrees to promptly provide the Subadviser copies of all amendments thereto within a reasonable amount of time before they become effective.  Any amendments or supplements to the Charter Documents or Policies and Procedures that impact the management of the Portfolios or the Subadviser’s duties and obligations hereunder will not be deemed effective with respect to the Subadviser until the Subadviser’s approval thereof.

The Adviser shall timely furnish the Subadviser with such additional information as may be reasonably necessary for or requested by the Subadviser to perform its responsibilities pursuant to this Agreement.

3.  Obligations of and Services to be Provided by the Subadviser.  The Subadviser undertakes to provide the following services and to assume the following obligations:

a.  The Subadviser shall manage the investment and reinvestment of the portfolio assets of each Portfolio and place all orders for the purchase and sale of securities and other financial instruments including, without limitation, foreign or domestic securities or other financial instruments or property (including, without limitation, currencies, financial futures, options or other derivative products of any type), all without prior consultation with the Adviser, subject to and in accordance with (i) subject to the terms of Section 2 hereto, the investment objective, policies and restrictions of the Portfolio set forth in the Trust’s Registration Statement and the Charter Documents that have been provided to the Subadviser as such Registration Statement and Charter Documents may be amended from time to time, (ii) in compliance with the requirements applicable to registered investment companies under applicable laws and those requirements applicable to regulated investment companies under the Internal Revenue Code of 1986, as amended (the “Code”), and (iii) any written instructions which the Adviser or the Trust’s Board of Trustees may issue from time‑to‑time in accordance therewith, provided Subadviser has been given a reasonable amount of time to implement such instructions and such instructions do not cause the Subadviser to breach any legal, tax or regulatory requirements applicable to Subadviser.  In the event the Subadviser does not follow any instruction from the Adviser or the Trust’s Board of Trustees, because such instruction would cause the Subadviser to breach any legal, tax or regulatory requirements applicable to the Subadviser, then the Subadviser shall promptly notify the Adviser in writing of this fact.  In pursuance of the foregoing, the Subadviser shall make all determinations with respect to the investment, reinvestment and management of each Portfolios’ assets, including the purchase and sale of portfolio securities and other financial instruments and shall take such action necessary to implement the same.

The Subadviser shall render such reports to the Trust’s Board of Trustees and the Adviser as they may reasonably request concerning the investment activities of a Portfolio, provided that (i) the Subadviser shall not be responsible for Portfolio accounting or valuation of a Portfolios’ assets,(ii) the Subadviser is given a reasonable amount of time to compile such requested report or information,, and (iii) providing such information or reporting will not cause (A) the Subadviser to breach any legal, tax or regulatory requirement applicable to it; and/or (B) any loss, damage, liability or competitive disadvantage to any other fund or account managed by Subadviser with a similar investment strategy.  In furtherance to the foregoing, the Adviser and Subadviser shall, in good faith, agree on reporting requirements which will be described in an amendment to this Agreement.

b. Unless the Adviser advises the Subadviser in writing that the right to vote proxies has been expressly reserved to the Adviser or a Fund or otherwise delegated to another party, the Subadviser shall exercise voting rights incident to any security purchased with, or comprising a portion of, the Portfolios, in accordance with the Subadviser’s proxy voting policies and procedures without consultation with the Adviser or the Funds.  Upon request, the Subadviser agrees to furnish a copy of its proxy voting policies and procedures, and any amendments thereto, to the Adviser.

c.  To the extent provided in the Trust’s Registration Statement, as such Registration Statement may be amended from time to time, the Subadviser shall, in the name of a Portfolio, place orders for the execution of portfolio transactions with or through such brokers, dealers or other financial institutions as it may select including affiliates of the Subadviser and, complying with Section 28(e) of the Securities Exchange Act of 1934, may pay a commission on transactions in excess of the amount of commission another broker‑dealer would have charged.

d.  In connection with the placement of orders for the execution of the portfolio transactions of a Portfolio, the Subadviser shall create and maintain all necessary records pertaining to the purchase and sale of securities and other financial instruments by the Subadviser on behalf of the Portfolio in accordance with all applicable laws, rules and regulations, including but not limited to records required by Section 31(a) of the 1940 Act.  All records shall be the property of the Trust, provided, however, the Subadviser may maintain copies of all such books and records for regulatory purposes, and shall be available for inspection and use by the SEC, the Trust, the Adviser or any person retained by the Trust at all reasonable times.  The Subadviser will furnish copies of such records to the Adviser or the Trust within a reasonable time after receipt of a request from either the Adviser or the Trust.  Where applicable, such records shall be maintained by the Subadviser for the periods and in the places required by Rule 31a‑2 under the 1940 Act.

e.  In accordance with Rule 206(4)-7 under the Advisers Act, the Subadviser has adopted and implemented written policies and procedures reasonably designed to prevent violation of the Advisers Act and any rules thereunder by the Subadviser and its supervised persons. Further, the Subadviser reviews, at least annually, its written policies and procedures and the effectiveness of their implementation.

f.  The Subadviser shall notify the Adviser promptly of any material compliance matters (as defined in Rule 38a-1 under the 1940 Act).

g.  The Subadviser shall bear its expenses of providing services pursuant to this Agreement, but shall not be obligated to pay any expenses of the Adviser, the Trust, any Fund or a Portfolio, including without limitation:  (a) interest and taxes; (b) brokerage commissions and other costs in connection with the purchase or sale of securities or other financial instruments for the Portfolio; and (c) custodian fees and expenses.

h.  The Trust and the Adviser acknowledge that the Subadviser is not the compliance agent for a Portfolio or for the Adviser, and does not have access to all of the Portfolio’s books and records necessary to perform certain compliance testing.  To the extent that the Subadviser has agreed to perform the services specified in this Section 3 in accordance with the Trust’s Registration Statement and Charter Documents, written instructions of the Adviser and any policies adopted by the Trust’s Board of Trustees applicable to a Portfolio, subject to the terms of this Agreement relating thereto (collectively, the “Charter Requirements”), and in accordance with applicable law (including Subchapter M of the Code, the 1940 Act and the Advisers Act (“Applicable Law”)), the Subadviser shall perform such services based upon its books and records with respect to each Portfolio (as specified in Section 3.d. hereof), which comprise a portion of the Portfolio’s and the Fund’s books and records, and upon information and written instructions received from the Trust, the Adviser or the Trust’s administrator, and shall not be held responsible under this Agreement so long as it performs such services in accordance with the terms of this Agreement based upon such books and records and such information and instructions provided to Subadviser by the Trust, the Adviser or the Trust’s administrator.  The Subadviser shall have no responsibility to monitor certain limitations or restrictions for which the Subadviser has not been provided sufficient information in accordance with this Agreement.  All such monitoring shall be the responsibility of the Adviser.

i.  The Subadviser makes no representation or warranty, express or implied, that any level of performance or investment results will be achieved by each Portfolio or that each Portfolio will perform comparably with any standard or index, including other clients of the Subadviser, whether public or private.

j.  The Subadviser shall be responsible for the preparation and filing of Schedule 13G and Form 13F on behalf of each Portfolio.  The Subadviser shall not be responsible for the preparation or filing of any other reports required of a Portfolio by any governmental or regulatory agency, except as expressly agreed to in writing.

k.  While the parties hereby agree that the Subadviser is not responsible for the valuation of any Portfolio’s assets, the Subadviser agrees to provide to the Trust or Adviser, upon reasonable request of the Trust or the Adviser, any pricing information of which the Subadviser is aware to assist in the determination of the fair value of any security or instrument held by a Portfolio.

l.  The Subadviser will timely notify the Trust and the Adviser of any contemplated or anticipated assignment of this Agreement or change of control of the Subadviser.

m.  The Subadviser may, but is not obligated to, combine or “batch” orders for client portfolios to obtain best execution, to negotiate more favorable commission rates or to allocate equitably among the Subadviser’s clients differences in prices and commissions or other transaction costs that might have been obtained had such orders been placed independently.  Under this procedure, transactions will be averaged as to price and transaction costs and typically will be allocated among the Subadviser’s clients in proportion to the purchase and sale orders placed for each client account on any given day.  If the Subadviser cannot obtain execution on all the combined orders at prices or for transaction costs that the Subadviser believes are desirable, the Subadviser will allocate the securities the Subadviser does buy or sell as part of the combined orders by following the Subadviser’s order allocation procedures.

n.  The Subadviser will not consult with any other subadviser of the Trust concerning securities transactions of any portfolio of the Trust in securities, other financial instruments or other assets, except as otherwise permitted by the 1940 Act or any rules thereunder.

o.  The Subadviser will not be responsible for filing claims in class action settlements related to securities currently or previously held by a Portfolio.

4.  Compensation of the Subadviser.  In consideration of services rendered pursuant to this Agreement, the Adviser will pay the Subadviser a fee at the annual rate of the value of each Portfolio’s average daily net assets set forth in Exhibit A hereto.  Such fee shall be accrued daily and paid monthly as soon as practicable, but in no event later than 30 calendar days after the end of each month.  If the Subadviser shall serve for less than the whole of any month, the foregoing compensation shall be prorated.  For the purpose of determining fees payable to the Subadviser, the value of each Portfolio’s net assets shall be computed at the times and in the manner specified in the Trust’s Registration Statement.  In the event a dispute arises regarding the calculation of the fee payable by the Adviser to the Subadviser, the parties agree to settle such dispute in good faith.

5.  Activities of the Subadviser.  The services of the Subadviser hereunder are not to be deemed exclusive and nothing in this Agreement shall limit or restrict the right of Subadviser or any of its affiliates, partners, officers, or employees to engage in any other business or to devote his or her time and attention to the management or other aspects of any business, whether of a similar or a dissimilar nature, or limit or restrict Subadviser’s right to engage in any other business or to render services of any kind to any other fund, account (including proprietary accounts), corporation, firm, individual, or association.  Subadviser acts as adviser to other clients and may, subject to compliance with its fiduciary obligations, give advice, and take action, with respect to any of those which may differ from the advice given, or the timing or nature of action taken, with respect to each Portfolio.  Subject to its fiduciary obligation to each Portfolio, Subadviser shall have no obligation to purchase or sell for a Portfolio, or to recommend for purchase or sale by a Portfolio, any security which Subadviser, its principals, affiliates or employees may purchase or sell for themselves or for any other clients.

The Subadviser shall be subject to a written code of ethics adopted by it that conforms to the requirements of Rule 17j-1(b) under the 1940 Act, and shall not be subject to any other code of ethics, including the Adviser’s code of ethics, unless specifically adopted by the Subadviser.

6.  Use of Names.    The Adviser shall not use the name “AQR” and any of the other names of the Subadviser or its affiliated companies and any derivative or logo or trade or service mark thereof, or disclose information related to the business of the Subadviser or any of its affiliates in any prospectus, statement of additional information, sales literature, proxy statement, report to shareholders or other material relating to the Trust in any manner not approved prior thereto by the Subadviser; provided, however, that the Subadviser shall approve all uses of its name and that of its affiliates which merely refer in accurate terms to its appointment hereunder or which are required by the SEC or a state securities commission; and provided, further, that in no event shall such approval be unreasonably withheld.  The Subadviser shall not use the name of the Trust, the Adviser or any of their affiliates in any material relating to the Subadviser in any manner not approved prior thereto by the Adviser; provided, however, that the Adviser shall approve all uses of its or the Trust’s name which merely refer in accurate terms to the appointment of the Subadviser hereunder or which are required by the SEC or a state securities commission; and, provided, further, that in no event shall such approval be unreasonably withheld.

The Adviser recognizes that from time to time directors, officers and employees of the Subadviser may serve as directors, trustees, partners, officers and employees of other corporations, business trusts, partnerships or other entities (including other investment companies) and that such other entities may include the name “AQR” or any derivative or abbreviation thereof as part of their name, and that the Subadviser or its affiliates may enter into investment advisory, administration or other agreements with other entities and the other entities may include the name “AQR” or any derivative or abbreviation thereof as part of their names.

Upon termination of this Agreement for any reason, the Adviser shall (at its own expense) within 30 days (i) cease and cause the Portfolio and the Trust to cease all use of the name and mark “AQR,” and (ii) take all necessary action to cause the Trust’s Registration Statement and any other relevant documentation to be amended to accomplish a change of name and to reflect that the Subadviser no longer serves as subadviser to the Portfolio.

7.  Liability and Indemnification.

            a.  Except as may otherwise be provided by the 1940 Act or any other federal securities law, the Subadviser shall not be liable for any losses, claims, damages, liabilities or litigation (including legal and other expenses) incurred or suffered by the Adviser or the Trust as a result of any error of judgment or mistake of law by the Subadviser with respect to any Portfolio, or any act or omission by Subadviser in good faith and believed by it to be authorized or within its discretion, rights or powers conferred by this Agreement or in accordance with specific directions or instructions from the Adviser or the officers or trustees of the Adviser, Fund or Trust, except that nothing in this Agreement shall operate or purport to operate in any way to exculpate, waive or limit the liability of the Subadviser for, and the Subadviser shall indemnify and hold harmless the Trust, the Adviser, all affiliated persons thereof (within the meaning of Section 2(a)(3) of the 1940 Act ) and all controlling persons (as described in Section 15 of the 1933 Act) (collectively, “Adviser Indemnitees”) against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) to which any of the Adviser Indemnitees may become subject under the 1933 Act, the 1940 Act, the Advisers Act, or under any other statute, at common law or otherwise arising out of or based on any willful misconduct, bad faith, reckless disregard or gross negligence of the Subadviser in the performance of any of its duties or obligations hereunder.

            b.  Except as may otherwise be provided by the 1940 Act or any other federal securities law, the Adviser and the Trust shall not be liable for any losses, claims, damages, liabilities or litigation (including legal and other expenses) incurred or suffered by the Subadviser as a result of any error of judgment or mistake of law by the Adviser with respect to any Portfolio, except that nothing in this Agreement shall operate or purport to operate in any way to exculpate, waive or limit the liability of the Adviser for, and the Adviser shall indemnify and hold harmless the Subadviser, all affiliated persons thereof (within the meaning of Section 2(a)(3) of the 1940 Act) and all controlling persons (as described in Section 15 of the 1933 Act) (collectively, “Subadviser Indemnitees”) against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) to which any of the Subadviser Indemnitees may become subject under the 1933 Act, the 1940 Act, the Advisers Act, or under any other statute, at common law or otherwise arising out of or based on (i) any willful misconduct, bad faith, reckless disregard or gross negligence of the Adviser in the performance of any of its duties or obligations hereunder, (ii) any failure by the Adviser to properly notify the Subadviser of changes to the Registration Statement or any Charter Requirements or Policies and Procedures, (iii) any action or omissions taken by Subadviser in accordance with an instruction or direction provided by Adviser, the Trust or the Board of Trustees of the Trust or in accordance with the terms of the Registration Statement, Charter Documents or Policies and Procedures, or (iv) any untrue statement of a material fact contained in the Registration Statement, proxy materials, reports, advertisements, sales literature, or other materials pertaining to a Portfolio or the omission to state therein a material fact known to the Adviser which was required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon information furnished to the Adviser or the Trust by a Subadviser Indemnitee for use therein.

8.  Limitation of Trust’s Liability.  The Subadviser acknowledges that it has received notice of and accepts the limitations upon the Trust’s liability set forth in its Declaration of Trust.  The Subadviser agrees that any of the Trust’s obligations shall be limited to the assets of the applicable Fund and that the Subadviser shall not seek satisfaction of any such obligation from the shareholders of the Trust nor from any Trustee, officer, employee or agent (other than the Adviser) of the Trust.

9.  Renewal, Termination and Amendment.  This Agreement shall continue in effect, unless sooner terminated as hereinafter provided, for a period of two years after the effective date and shall continue in full force and effect for successive periods of one year thereafter, but only so long as each such continuance as to a Fund is specifically approved at least annually by vote of the holders of a majority of the outstanding voting securities of the Fund or by vote of a majority of the Trust’s Board of Trustees; and further provided that such continuance is also approved annually by the vote of a majority of the Trustees who are not parties to this Agreement or interested persons of any such party.  This Agreement may be terminated as to a Fund at any time, without payment of any penalty, (i) by the Trust’s Board of Trustees upon 60 days’ prior written notice to Subadviser,  (ii) by a vote of the majority of the outstanding voting securities of the Fund upon 60 days’ prior written notice to the Subadviser, (iii) by the Adviser upon 60 days’ prior written notice to the Subadviser, or (iv) by the Subadviser upon 90 days’ prior written notice to the Adviser; or upon such shorter notice as may be mutually agreed upon.  This Agreement shall terminate automatically and immediately upon termination of the Management Agreement between the Adviser and the Trust.  This Agreement shall terminate automatically and immediately in the event of its assignment, except as otherwise provided by any rule of, or action by, the SEC.  The terms “assignment” and “vote of a majority of the outstanding voting securities” shall have the meaning set forth for such terms in the 1940 Act.  In conjunction with the termination of this Agreement, the parties agree to negotiate a plan of transition for each applicable Fund in good faith.  This Agreement may be amended by written instrument at any time by the Subadviser and the Adviser, subject to approval by the Trust’s Board of Trustees and, if required by applicable SEC rules, regulations, or orders, a vote of a majority of each Fund’s outstanding voting securities.

10.  Confidential Relationship.  Any information and advice furnished by any party to this Agreement to the other party or parties shall be treated as confidential and shall not be disclosed to third parties without the consent of the other party hereto except (i) as required by law, rule or regulation or (ii) with respect to disclosure to a party’s officers, directors, employees, professional advisers or service providers (“Representatives”) that need to know such information solely in connection with the performance of such party’s duties and obligations under this Agreement.  The foregoing shall not apply to any information that is public when provided or thereafter becomes public, unless the party receiving the information  knows or reasonably should have known that the information became public as a result of a wrongful or illegal act.  All information disclosed as required by law, rule or regulation shall nonetheless continue to be deemed confidential.  The Subadviser retains all rights in and to any of its proprietary investment models, strategies and approaches used by or on behalf of any Portfolio and any models, strategies or approaches based upon or derived from them.

The Adviser hereby consents to the disclosure to third parties of (i) investment results and other data of the Adviser or a Fund or Portfolio in connection with providing composite investment results of the Subadviser and (ii) investments and transactions of the Adviser or the Portfolio in connection with providing composite information of clients of the Subadviser.

11.  Cooperation with Regulatory Authorities.  The parties to this Agreement each agree to cooperate in a reasonable manner with each other in the event that any of them should become involved in a legal, administrative, judicial or regulatory action, claim, or suit as a result of performing its obligations under this Agreement.

12.  Severability.  If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

13.  Custodian.  Each Portfolio’s assets shall be maintained in the custody of its custodian.  The Subadviser is authorized, as agent of each Portfolio, to give instructions to the custodian with respect to the assets of the Portfolio in order to carry out its duties under the terms of this Agreement, including, with respect to the delivery of securities and other investments and payments of cash for the account of the Portfolio.  Any assets added to the Portfolio shall be delivered directly to such custodian.  The Subadviser shall have no liability for the acts or omissions of any custodian of a Portfolio’s assets.  The Subadviser shall have no responsibility for the segregation requirement of the 1940 Act or other applicable law other than to notify the custodian of investments that require segregation and appropriate assets for segregation.

14.  Contributions and Redemptions.  If practicable, the Adviser agrees to use reasonable efforts to notify the Subadviser of any contributions to, or redemptions from, a Portfolio, at least five business days’ prior to the effective date of the transfer.  The Subadviser shall not be responsible for the impact upon investment performance of any such transfer.

15.  Notices.  All notices hereunder shall be provided in writing, by facsimile or by e-mail.  Notices shall be deemed given if delivered in person or by messenger, certified mail with return receipt, or by a reputable overnight delivery service that provides evidence of receipt to the parties; upon receipt if sent by facsimile; or upon read receipt or reply if delivered by e-mail, at the following addresses:

If to Trust:                                        Aspiriant Global Equity Trust
11100 Santa Monica Blvd., Suite 600
Los Angeles, CA 90025
Attn: Jason Thomas
(310) 806-4080 (fax)
jthomas@aspiriant.com (e-mail)

If to Adviser:                                  Aspiriant, LLC
11100 Santa Monica Blvd., Suite 600
Los Angeles, CA 90025
Attn: Hilarie Green
(310) 806-4080 (fax)
hgreen@aspiriant.com (e-mail)

If to Subadviser:                         AQR Capital Management, LLC
Two Greenwich Plaza, 3rd Floor
Greenwich, Connecticut 06830
Attn:  Brendan Kalb
(203) 742-3118 (fax)
brendan.kalb@aqr.com (e-mail)

16.  Information.  The Adviser hereby acknowledges that it and the Trustees of the Trust have been provided with all information necessary in connection with the services to be provided by the Subadviser hereunder, including a copy of Part II of the Subadviser’s Form ADV at least 48 hours prior to the Adviser’s execution of this Agreement, and any other information that the Adviser or the Trustees deem necessary.

17.  Miscellaneous.  This Agreement constitutes the full and complete agreement of the parties hereto with respect to the subject matter hereof.  Each party agrees to perform such further actions and execute such further documents as are necessary to effectuate the purposes hereof.  This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware and the applicable provisions of the 1940 Act.  The captions in this Agreement are included for convenience only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.  This Agreement may be executed in several counterparts, all of which together shall for all purposes constitute one Agreement, binding on all the parties.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

ASPIRIANT, LLC
BY:	/s/ Jason Thomas
Authorized Officer

AQR CAPITAL MANAGEMENT, LLC
BY:	/s/ Emily A. Locher
Authorized Officer

Exhibit A

Each fee will be based on the average daily net assets of the portion of the assets of the Fund managed by the Subadviser, and calculated as described in Section 4 of the Agreement.

Name of Series & Strategy	Effective Date	Sub-Advisory Fee Schedule
Aspiriant Risk Managed Global Equity Fund – “Tax Managed Global Enhanced Strategy”		Asset Level	Sub-Advisory Fee
Aspiriant Risk Managed Global Equity Fund – “Tax Managed Emerging Defensive Strategy”		Asset Level	Sub-Advisory Fee

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